Exhibit 10.2
WAIVER
          This WAIVER is dated as of September 15, 2005, and is entered into by and among FLOWSERVE RECEIVABLES CORPORATION, a Delaware corporation (“SPV”), FLOWSERVE US INC., a Delaware corporation (“Flowserve”), FLOWSERVE CORPORATION, a New York corporation (the “Provider” and together with SPV and Flowserve, the “Flowserve Entities”), the funding sources party hereto as the financial institutions (the “Financial Institutions”), JUPITER SECURITIZATION CORPORATION (together with the Financial Institutions, the “Purchasers”), and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as agent (the “Agent”) for the Purchasers.
W I T N E S S E T H:
          WHEREAS, SPV, Flowserve, the Purchasers and the Agent are parties to that certain Receivables Purchase Agreement, dated as of October 7, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “RPA”);
          WHEREAS, SPV and Flowserve are parties to that certain Receivables Sale Agreement, dated as of October 7, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “RSA”);
          WHEREAS, the Provider executed a Performance Undertaking dated as of October 7, 2004 in favor of SPV (as amended, restated, supplemented or otherwise modified from time to time, the “Performance Undertaking” and together with the RSA and the RPA, the “Agreements”);
          WHEREAS, as of the end of the Accrual Period ended July 31, 2005, the average Loss Ratio in respect of the three Accrual Periods then most recently ended exceeded 3.5%, which constitutes an Amortization Event under Section 9.1(e)(i) of the RPA (the “Specified Amortization Event”); and
          WHEREAS, the Agent and the Purchasers have agreed to waive the Specified Amortization Event on the terms and conditions set forth herein;
          NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
          1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the RPA.

          2. Waiver.
          (a) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Flowserve Entities herein contained, the Agent and the Purchasers hereby waive the Specified Amortization Event.
          (b) The waiver set forth in Section 2(a) shall be limited precisely as written and relate solely to the noncompliance by the SPV with the provisions of the RPA with the Specified Amortization Event, and nothing in this Waiver shall be deemed to:
     1. constitute a waiver of noncompliance by SPV with respect to (i) Section 9.1(e)(i) of the RPA in any other instance or (ii) any other term, provision or condition of the RPA or any other Transaction Document;
     2. constitute a waiver of noncompliance by Flowserve with respect to any term, provision or condition of the RPA, the RSA or any other Transaction Document;
     3. constitute a waiver of noncompliance by the Provider with respect to any term, provision or condition of the Performance Undertaking or any other Transaction Document; or
     4. prejudice any right or remedy that SPV, the Agent or any Purchaser may now have (except to the extent such right or remedy was based upon the Specified Amortization Event) or may have in the future under or in connection with any Agreement or any other Transaction Document.
          Except as expressly set forth herein, the terms, provisions and conditions of each Agreement shall remain in full force and effect and in all other respects are hereby ratified and confirmed.
          3. Representations and Warranties. Each of SPV, Flowserve and the Provider represents and warrants, as to itself only and not as to the others, that:
     (a) The representations and warranties of the Flowserve Entities set forth in Agreements (other than the representation and warranty of the Provider set forth in first sentence of Section 6(d) of the Performance Undertaking with respect to the June 30, 2004 financial statements of the Provider and its consolidated Subsidiaries) are true, correct and complete on the date hereof as if made on and as of the date hereof and there exists no Amortization Event, Potential Amortization Event, Termination Event or Potential Termination Event on the date hereof, provided, that, in the case of any representation or warranty in any Agreement that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 4(a) shall be made as of such earlier date.
     (b) The execution and delivery by SPV, Flowserve and the Provider of this Waiver has been duly authorized by proper corporate proceedings of SPV, Flowserve and the Provider and each of this Waiver and each Agreement, as amended by this Waiver, constitutes the legal, valid and binding obligation of SPV, Flowserve and the Provider, as applicable, enforceable against such Person in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights generally.
          4. Conditions Precedent. This Waiver shall become effective as of the date first written above upon the Agent’s receipt of counterparts of this Waiver executed by SPV, the Provider, Flowserve and each Purchaser.
          5. Ratification. Each Agreement is hereby ratified, approved and confirmed in all respects.
          6. Reference to the Agreements. From and after the effective date hereof, each reference any Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to such Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean such Agreement.
          7. Costs and Expenses. Each Flowserve Entity agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys representing the Agent, which attorneys may be employees of the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Waiver.
          8. CHOICE OF LAW. THIS WAIVER SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.
          9. Execution of Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          10. Reaffirmation of Performance Undertaking. Without limiting Section 5 hereof, the Provider consents to the execution by SPV and Flowserve of this Waiver, reaffirms all of its obligations under the Performance Undertaking and acknowledges and agrees that, after giving effect to this Waiver, the Performance Undertaking remains in full force and effect and is hereby ratified and confirmed.
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          IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered by their duly authorized officers as of the date first written above:

FLOWSERVE RECEIVABLES CORPORATION
By:	/s/ John M. Nanos
	Name:	John M. Nanos
	Title:	Vice President

FLOWSERVE US INC.
By:	/s/ John M. Nanos
	Name:	John M. Nanos
	Title:	Vice President

FLOWSERVE CORPORATION
By:	/s/ John M. Nanos
	Name:	John M. Nanos
	Title:	Vice President

JUPITER SECURITIZATION CORPORATION
By:	/s/ William W. Wood
	Name:	William W. Wood
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as a Financial Institution and as Agent
By:	/s/ William W. Wood
	Name:	William W. Wood
	Title:	Authorized Signatory